Exhibit 3.146

CERTIFICATE OF FORMATION

OF

NHI TX LEASE OWNER GP LLC

The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:

1. The name of the limited liability company (hereinafter called the “limited liability company”) is NHI TX Lease Owner GP LLC.

2. The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are National Corporate Research, Ltd., 615 South DuPont Highway, in the City of Dover County of Kent, Delaware 19901.

3. The limited liability company shall not have a specific date of dissolution and shall, subject to the terms and provisions of any Limited Liability Company Agreement of the limited liability company and of the Delaware Limited Liability Company Act, have a perpetual existence.

4. The purpose of the limited liability company is to engage in any lawful act or activity for which limited liability companies may be organized under the Delaware Limited Liability Company Act.

Executed on May 30, 2006

/s/ Rikki Solowey
Name:	Rikki Solowey
Title:	Authorized Person

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF FORMATION

OF

NHI TX LEASE OWNER GP LLC

Pursuant to Section 18-202 of the Delaware Limited Liability Company Act, it is hereby certified that:

FIRST:	The name of the limited liability company (the “Company”) is NHI TX Lease Owner GP LLC.

SECOND:	Paragraph 4 of the Certificate of Formation of the Company is hereby deleted in its entirety.

The undersigned, an authorized person of the Company, executes this Certificate of Amendment on August 31, 2006.

NHI TX LEASE OWNER GP LLC

By:	NHI TX OWNER LP

By:	NHI TX Owner GP LLC

By:	/s/ Todd Kristol
Name:	Todd Kristol
Title:	Authorized Person